       As filed with the Securities and Exchange Commission on November 29, 2005
                                               Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SANDY SPRING BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            MARYLAND                                            52-1532952
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                              17801 GEORGIA AVENUE
                              OLNEY, MARYLAND 20832
                                  301.774.6400
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                HUNTER R. HOLLAR
                              17801 GEORGIA AVENUE
                              OLNEY, MARYLAND 20832
                                  301.774.6400

       (Name, address, including zip code, and telephone number (including area code) of agent for service of process)

                                    Copy to:
                          JAMES I. LUNDY, III, ESQUIRE
                          1700 PENNSYLVANIA AVENUE, NW
                                    SUITE 400
                             WASHINGTON, D.C. 20006
                                  202.349.7130
                               202.318.4623 (FAX)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If the only securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                    Proposed Maximum         Proposed Maximum           Amount of
   Title of Each Class of        Amount to be      Offering Price per       Aggregate Offering      Registration Fee
Securities to be Registered       Registered            Share (2)               Price (2)                  (2)
-----------------------------------------------------------------------------------------------------------------------
Common stock, $1.00 par
value                            145,534 (1)             $36.72               $5,344,008.48              $571.81
=======================================================================================================================




(1) The common stock being registered consists of 145,534 shares of common stock issued to the shareholders of West Financial Services, Inc. in connection with its acquisition by Sandy Spring Bancorp, Inc. on October 3, 2005.

(2) The registration fee is calculated pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on November 23, 2005.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 29, 2005

PROSPECTUS

                                 145,534 SHARES

                             [SANDY SPRING GRAPHIC]

                                  COMMON STOCK

                                  ------------


     This prospectus relates to the 145,534 shares of common stock issued to the shareholders of West Financial Services, Inc. in connection with its acquisition by Sandy Spring Bancorp, Inc. on October 3, 2005. Sandy Spring Bancorp will not receive any of the proceeds from the sale of the shares offered by this prospectus. The shares were issued in a private offering made in reliance on
Section 4(2) of the Securities Act of 1933. The selling shareholders may offer Sandy Spring Bancorp common stock through public transactions executed through one or more broker-dealers at prevailing market prices, carried out through the NASDAQ National Market or one or more stock exchanges (if the shares are listed on an exchange at any time in the future), or in private transactions directly with purchasers at privately negotiated prices. See "Plan of Distribution" on page 4 and "Selling Shareholders" on page 6.

     Our common stock is traded on the Nasdaq National Market under the symbol "SASR." The last reported sale price of our common stock on the Nasdaq National Market on November 23, 2005, was $37.08 per share.

     Our principal executive offices are located at 17801 Georgia Avenue, Olney, Maryland 20832. Our telephone number is 301.774.6400.

                                  ------------

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS," BEGINNING ON PAGE 1.

     THESE SECURITIES ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.






The date of this prospectus is November 29, 2005.

                                  RISK FACTORS

     Investing in our common stock involves risks. You should carefully consider the following risk factors before you decide to buy our common stock. The risk factors may cause our future earnings to be lower or our financial condition to be less favorable than we expect. In addition, other risks of which we are not aware, or which we do not believe are material, may cause earnings to be lower, or may hurt our financial condition. You should also consider the other information in this prospectus, as well as in the documents incorporated by reference into this prospectus.

CHANGES IN INTEREST RATES AND OTHER FACTORS BEYOND OUR CONTROL MAY ADVERSELY AFFECT OUR EARNINGS AND FINANCIAL CONDITION.

     Our net income depends to a great extent upon the level of our net interest income. Changes in interest rates can increase or decrease net interest income and net income. Net interest income is the difference between the interest income we earn on loans, investments, and other interest-earning assets, and the interest we pay on interest-bearing liabilities, such as deposits and borrowings. Net interest income is affected by changes in market interest rates, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a period, an increase in market rates of interest could reduce net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce net interest income.

     Changes in market interest rates are affected by many factors beyond our control, including inflation, unemployment, money supply, international events, and events in world financial markets. We attempt to manage our risk from changes in market interest rates by adjusting the rates, maturity, repricing, and balances of the different types of interest-earning assets and interest-bearing liabilities, but interest rate risk management techniques are not exact. As a result, a rapid increase or decrease in interest rates could have an adverse effect on our net interest margin and results of operations. Changes in the market interest rates for types of products and services in our various markets also may vary significantly from location to location and over time based upon competition and local or regional economic factors. At September 30, 2005, our interest rate sensitivity simulation model projected that net interest income would decrease by 0.12% if interest rates immediately fell by 100 basis points and would increase by 0.27% if interest rates immediately rose by 100 basis points. The model projected that net income would decrease by 0.50% if interest rates immediately fell by 100 basis points and would increase by 0.69% if interest rates immediately rose by 100 basis points. The results of our interest rate sensitivity simulation model depend upon a number of assumptions which may not prove to be accurate. There can be no assurance that we will be able to successfully manage our interest rate risk.

CHANGES IN LOCAL ECONOMIC CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     Our commercial and commercial real estate lending operations are concentrated in Anne Arundel, Frederick, Howard, Montgomery, and Prince George's counties in Maryland. Our success depends in part upon economic conditions in these markets. Adverse changes in economic conditions in these markets could reduce our growth in loans and deposits, impair our ability to collect our loans, increase our problem loans and charge-offs, and otherwise negatively affect our performance and financial condition.

OUR ALLOWANCE FOR CREDIT LOSSES MAY NOT BE ADEQUATE TO COVER OUR ACTUAL CREDIT LOSSES, WHICH COULD ADVERSELY AFFECT OUR EARNINGS.

     We maintain an allowance for credit losses in an amount that we believe is adequate to provide for losses inherent in the portfolio. While we strive to carefully monitor credit quality and to identify loans and leases that may become nonperforming, at any time there are loans and leases included in the portfolio that will result in losses, but that have not been identified as nonperforming or potential problem credits. We cannot be sure that we will be able to identify deteriorating credits before they become nonperforming assets, or that we will be able to limit losses on those loans and leases that are identified. As a result, future additions to the allowance may be necessary. Additionally, future additions may be required based on changes in the loans and leases comprising the portfolio and changes in the financial condition of borrowers, such as may result from changes in economic conditions, or as a result of incorrect assumptions by management in determining the allowance. Additionally, federal banking regulators, as an integral part of their supervisory function, periodically review our allowance for credit losses. These regulatory agencies may require us to increase our provision for credit losses or to recognize further loan or lease charge-offs based upon their judgments, which may be different from ours. Any increase in the allowance for credit losses could have a negative effect on our financial condition and results of operations.

WE RELY ON OUR MANAGEMENT AND OTHER KEY PERSONNEL, AND THE LOSS OF ANY OF THEM MAY ADVERSELY AFFECT OUR OPERATIONS.

     We are and will continue to be dependent upon the services of our executive management team. In addition, we will continue to depend on our ability to retain and recruit key commercial loan officers. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial condition.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE.

     The market price for our common stock has fluctuated, ranging between $30.40 and $38.94 per share during the 12 months ended November 23, 2005. The overall market and the price of our common stock may continue to be volatile. There may be a significant impact on the market price for our common stock due to, among other things:

         o Variations in our anticipated or actual operating results or the results of our competitors;

         o Changes in investors' or analysts' perceptions of the risks and conditions of our business;

         o The size of the public float of our common stock;

         o Regulatory developments;

         o The announcement of acquisitions or new branch locations by us or our competitors;

         o Market conditions; and

         o General economic conditions.

     Additionally, the average daily trading volume for our common stock as reported on the Nasdaq National Market was 17,485 shares during the twelve months ended November 23, 2005, with daily volume ranging from a low of 2,265 shares to a high of 88,616 shares. There can be no assurance that a more active or consistent trading market in our common stock will develop. As a result, relatively small trades could have a significant impact on the price of our common stock.

COMPETITION MAY DECREASE OUR GROWTH OR PROFITS.

     We compete for loans, deposits, and investment dollars with other banks and other financial institutions and enterprises, such as securities firms, insurance companies, savings associations, credit unions, mortgage brokers, and private lenders, many of which have substantially greater resources than ours. Credit unions have federal tax exemptions, which may allow them to offer lower rates on loans and higher rates on deposits than taxpaying financial institutions such as commercial banks. In addition, non-depository institution competitors are generally not subject to the extensive regulation applicable to institutions that offer federally insured deposits. Other institutions may have other competitive advantages in particular markets or may be willing to accept lower profit margins on certain products. These differences in resources, regulation, competitive advantages, and business strategy may decrease our net interest margin, increase our operating costs, and may make it harder for us to compete profitably.

GOVERNMENT REGULATION SIGNIFICANTLY AFFECTS OUR BUSINESS.

     The banking industry is heavily regulated. Banking regulations are primarily intended to protect the federal deposit insurance funds and depositors, not shareholders. Sandy Spring Bank is subject to regulation and supervision by the Board of Governors of the Federal Reserve System and by Maryland banking authorities. Sandy Spring Bancorp is subject to regulation and supervision by the Board of Governors of the Federal Reserve System. The burden imposed by federal and state regulations puts banks at a competitive disadvantage compared to less regulated competitors such as finance companies, mortgage banking companies, and leasing companies. Changes in the laws, regulations, and regulatory practices affecting the banking industry may increase our costs of doing business or otherwise adversely affect us and create competitive advantages for others. Regulations affecting banks and financial services companies undergo continuous change, and we cannot predict the ultimate effect of these changes, which could have a material adverse effect on our profitability or financial condition. Federal economic and monetary policy may also affect our ability to attract deposits and other funding sources, make loans and investments, and achieve satisfactory interest spreads.

OUR ABILITY TO PAY DIVIDENDS IS LIMITED BY LAW AND CONTRACT.

     Our ability to pay dividends to our shareholders largely depends on Sandy Spring Bancorp's receipt of dividends from Sandy Spring Bank. The amount of dividends that Sandy Spring Bank may pay to Sandy Spring Bancorp is limited by federal laws and regulations. We also may decide to limit the payment of dividends even when we have the legal ability to pay them in order to retain earnings for use in our business. We also are prohibited from paying dividends on our common stock if the required payments on our subordinated debentures have not been made.

RESTRICTIONS ON UNFRIENDLY ACQUISITIONS COULD PREVENT A TAKEOVER.

     Our articles of incorporation and bylaws contain provisions that could discourage takeover attempts that are not approved by the board of directors. The Maryland General Corporation Law includes provisions that make an acquisition of Sandy Spring Bancorp more difficult. These provisions may prevent a future takeover attempt in which our shareholders otherwise might receive a substantial premium for their shares over then-current market prices.

     These provisions include supermajority provisions for the approval of certain business combinations and certain provisions relating to meetings of shareholders. Our certificate of incorporation also authorizes the issuance of additional shares without shareholder approval on terms or in circumstances that could deter a future takeover attempt.

FUTURE SALES OF OUR COMMON STOCK OR OTHER SECURITIES MAY DILUTE THE VALUE OF OUR COMMON STOCK.

     In many situations, our board of directors has the authority, without any vote of our shareholders, to issue shares of our authorized but unissued stock, including shares authorized and unissued under our stock option plans. In the future, we may issue additional securities, through public or private offerings, in order to raise additional capital. Any such issuance would dilute the percentage of ownership interest of existing shareholders and may dilute the per share book value of the common stock. In addition, option holders may exercise their options at a time when we would otherwise be able to obtain additional equity capital on more favorable terms.

     The sale, or availability for sale, of a substantial number of shares of common stock in the public market following this offering could adversely affect the price of our common stock and could impair our ability to raise additional capital through the sale of equity securities.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include:

         o Statements of our goals, intentions, and expectations;
         o Estimates of risks and of future costs and benefits;
         o Expectations regarding our future financial performance and the financial performance of our operating segments;
         o Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
         o Assessments of liquidity, off-balance sheet risk, and interest rate risk; and
         o Statements of our ability to achieve financial and other goals.

         These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations and accounting principles; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past growth and performance do not necessarily indicate our future results. For other factors, risks, and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the "Risk Factors" section beginning on page 1.

                           SANDY SPRING BANCORP, INC.

         Sandy Spring Bancorp, Inc. is the bank holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company, and West Financial Services, Inc. Sandy Spring Bancorp is the third largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 31 community offices and 67ATMs located in Anne Arundel, Frederick, Howard, Montgomery, and Prince George's counties in Maryland.

                                 USE OF PROCEEDS

     All proceeds from the sale of the shares of common stock being offered under this prospectus will go to the selling shareholders. Accordingly, we will not receive any proceeds from sales of these shares. We are paying the expense of registration of the shares being offered under this prospectus.

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their respective pledgees, donees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of our common stock referred to in this prospectus on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at the prevailing market price, at a price fixed above or below such market price, or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o An exchange distribution in accordance with the rules of the applicable exchange;
     o   Privately negotiated transactions;
     o To cover short sales made after the date that this registration statement is declared effective by the Securities and Exchange Commission;
     o Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
     o   A combination of any such methods of sale; and
     o   Any other method permitted by applicable law.

     A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares of common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

     The selling shareholders also may sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders may also transfer the shares of common stock by gift. Mr. West has stated his intention to donate some of his shares to a charitable organization prior to December 31, 2005. We do not know of any other current arrangements by the selling stockholders for the sale or distribution of any of the shares.

     Broker-dealers engaged by one or more selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     A selling shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee, or other successors in interest as selling shareholders under this prospectus.

     Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by the selling shareholder that a donee or pledgee intends to sell shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

     The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered hereby.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling shareholders and/or the purchasers.

     Each selling shareholders has informed us that he is not a registered broker-dealer and is not affiliated with a registered broker-dealer, and that at the time that the acquisition of West Financial Services, Inc. was consummated, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

     We have advised the selling shareholders that they may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. The selling stockholder will be responsible to comply with the applicable provisions of Regulation M of the Securities and Exchange Commission.

                              SELLING SHAREHOLDERS

     The following shareholders are the shareholders whose shares are subject to this prospectus. The selling shareholders were principal officers and the sole shareholders of West Financial Services, Inc., which we acquired by merger on October 3, 2005. West Financial Services, Inc. is now a subsidiary of Sandy Spring Bank. We own all of the outstanding shares of Sandy Spring Bank. The selling shareholders continue to serve as officers of West Financial Services as shown below.


                                                   SHARES OWNED AS             NUMBER OF           SHARES OWNED AFTER
                                                 OF OCTOBER 3, 2005          SHARES OFFERED           THE OFFERING
                                           --------------------------------  ---------------   ---------------------------
    SELLING SHAREHOLDER AND CURRENT
             POSITION WITH
     WEST FINANCIAL SERVICES, INC.            NUMBER        PERCENTAGE(1)                      NUMBER (2)     PERCENTAGE
----------------------------------------   -------------    ---------------                    -----------   -------------
Ronald L. West, Chairman, Chief
Executive Officer, and Chief
Investment Officer......................      92,415               *             92,415            0              0%
Glen J. Buco, President.................      38,566               *             38,566            0              0
Andrew J. Krone, Chief Operating
Officer and Chief Compliance Officer....      14,553               *             14,553            0              0

* Less than 1% of outstanding shares.

(1) At November 23, 2005, there were 14,780,621 shares of Sandy Spring Bancorp common stock outstanding.
(2) Assumes all shares being registered are sold.

                                  LEGAL MATTERS

         The validity of the shares of our common stock offered by this prospectus and selected other legal matters in connection with the offering will be passed upon for us by the law firm of James I. Lundy, III, Attorney at Law, Washington, D.C.

                                     EXPERTS

     The consolidated financial statements of Sandy Spring Bancorp appearing in our Annual Report (Form 10-K) for the year ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, included therein, have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, to the extent and for the periods indicated in its reports, included therein, and incorporated herein by reference, and, with respect to the financial statements of Sandy Spring Bancorp for the year ended December 31, 2002, the report of Stegman & Company, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website on the Internet at "http://www.sec.gov" that contains reports, proxy, and information statements, and other information regarding companies, including Sandy Spring Bancorp, Inc., that file electronically with the SEC. Our SEC filings also are available from the Investor Relations area of our website at www.sandyspringbank.com. Information on our website is not incorporated by reference into this prospectus and you should not consider information contained in our website as part of this prospectus

     We have filed a Registration Statement on Form S-3 to register the common stock to be sold in the offering. This prospectus is a part of that Registration Statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement. SEC regulations require us to "incorporate by reference" information into this prospectus, which means that important information is disclosed by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus. Information incorporated by reference from earlier documents is superseded by information that is included in this prospectus or is incorporated by reference from more recent documents to the extent that they are inconsistent.

                       DOCUMENTS INCORPORATED BY REFERENCE

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (file no. 000-19065).

         (1)      Annual Report on Form 10-K for the year ended December 31,
                  2004;
         (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005;
         (3) Current Reports on Form 8-K filed January 20, 2005, March 14, 2005, April 19, 2005, June 27, 2005, July 19, 2005, September
                  2, 2005, September 23, 2005, October 18, 2005, and October 28, 2005; and
         (4) The description of capital stock contained in Item 5 of the Annual Report on Form 10-K for the year ended December 31, 1997.

     Also incorporated by reference are additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering. These additional documents will be deemed to be incorporated by reference in, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

     You can obtain any of the documents incorporated by reference from us, the SEC, or the SEC's Internet web site as described above. Documents incorporated by reference, including any exhibits specifically incorporated by reference therein, are available from us without charge. You may obtain copies of documents incorporated by reference by requesting them in writing or by telephone from:

                              Ronald E. Kuykendall
                     General Counsel and Corporate Secretary
                           Sandy Spring Bancorp, Inc.
                              17801 Georgia Avenue
                              Olney, Maryland 20832
                            Telephone (301) 774-6400

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated November 29, 2005. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

======================================================            =======================================================


                  TABLE OF CONTENTS                                                   145,534 SHARES

                                                 PAGE                             [SANDY SPRING GRAPHIC]
                                                 ----

Risk Factors................................      1                                    COMMON STOCK
Cautionary Notice Regarding Forward-Looking
   Statements...............................      3
Sandy Spring Bancorp, Inc...................      4
Use of Proceeds.............................      4
Plan of Distribution........................      4
Selling Shareholders........................      6
Legal Matters...............................      7
Experts.....................................      7
Where You Can Find More Information.........      7
Documents Incorporated by Reference.........      8






o  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED
   IN OR INCORPORATED BY REFERENCE INTO THIS
   PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
   PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE                                  ---------------------
   PROVIDES YOU WITH DIFFERENT OR INCONSISTENT                                             PROSPECTUS
   INFORMATION, YOU SHOULD NOT RELY ON IT.
                                                                                                   , 2005
o  YOU SHOULD ASSUME THAT THE INFORMATION APPEARING                                   ---------------------
   IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE
   DATE ON THE FRONT COVER OF THIS PROSPECTUS.

o  WE ARE NOT, AND THE SELLING SHAREHOLDERS ARE NOT,
   MAKING AN OFFER OF THESE SECURITIES IN ANY
   JURISDICTION WHERE THE OFFER OR SALE IS NOT
   PERMITTED. FURTHERMORE, YOU SHOULD NOT CONSIDER
   THIS PROSPECTUS TO BE AN OFFER OR SOLICITATION
   RELATING TO THESE SECURITIES IF THE PERSON MAKING
   THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO
   SO, OR IT IS UNLAWFUL FOR YOU TO RECEIVE SUCH AN
   OFFER OR SOLICITATION.









======================================================            =======================================================

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses payable by the Company in connection with the Offering described in this Registration Statement are as follows:

                  Registration Fee........................................................$   572
                  *Legal Fees..............................................................20,000
                  *Edgar....................................................................1,000
                  *Accounting Fees and Expenses............................................10,000
                  *Other Expenses..........................................................   428
                                                                                          -------
                                    Total.................................................$32,000
                                                                                          =======

                  ---------
                  *        Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation of Sandy Spring Bancorp generally provide for indemnification to the extent authorized by applicable law. Section 2-418 of the Maryland General Corporation Law sets forth circumstances under which directors, officers, employees, and agents of Sandy Spring Bancorp may be insured or indemnified against liability which they may incur in these capacities. The Maryland General Corporation Law provides, in pertinent part, as follows:

         2-418  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.
         (a) In this section the following words have the meanings indicated.
   (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.
   (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.
   (3) "Expenses" include attorney's fees. (4) "Official capacity" means the following:
     (i) When used with respect to a director, the office of director in the corporation; and
     (ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation. (iii) "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.
   (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
   (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b)(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

     (i) The act or omission of the director was material to the matter giving rise to the proceeding; and
         1. Was committed in bad faith; or
         2. Was the result of active and deliberate dishonesty; or
     (ii) The director actually received an improper personal benefit in money, property, or services; or
     (iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

   (2)(i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.
     (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.
   (3)(i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.
     (ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.
   (4) A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:
     (i) For a proceeding brought to enforce indemnification under this section; or
     (ii) If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c) A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Unless limited by the charter:

   (1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.
   (2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:
     (i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or
     (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection
     (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.
   (3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

(e)(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

   (2) Such determination shall be made:
     (i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;
     (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or
     (iii) By the stockholders.
   (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.
   (4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f)(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

     (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and
     (ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
   (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.
   (3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

(g) The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i) For purposes of this section:

   (1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;
   (2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and
   (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j) Unless limited by the charter:

   (1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);
   (2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and
   (3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k)(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

   (2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section. (3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

ITEM 16. EXHIBITS

         The exhibits filed as part of this registration statement are as follows:

         Number            Description
         ------            -----------
         5                 Opinion of James I. Lundy, III, Attorney at Law
         23(a)             Consent of McGladrey & Pullen, LLP, Independent
                           Registered Public Accounting Firm
         23(b)             Consent of Stegman & Company, Independent Registered
                           Public Accounting Firm
         23(c)             Consent of James I. Lundy, III, Attorney at Law
                           (included in Exhibit 5)
         24                Power of Attorney

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Olney, Maryland on November 29, 2005.
                                          SANDY SPRING BANCORP, INC.

                                          By:  /s/ Hunter R. Hollar
                                              -------------------------------
                                              Hunter R. Hollar, President and
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ John Chirtea*                                  Director                             November 29, 2005
-----------------
John Chirtea

/s/ Mark E. Friis*                                 Director                             November 29, 2005
------------------
Mark E. Friis

/s/ Susan D. Goff*                                 Director                             November 29, 2005
------------------
Susan D. Goff

/s/ Solomon Graham*                                Director                             November 29, 2005
-------------------
Solomon Graham

/s/ Gilbert L. Hardesty*                           Director                             November 29, 2005
------------------------
Gilbert L. Hardesty

/s/ Hunter R. Hollar                               President and Chief                  November 29, 2005
--------------------                               Executive Officer, Director
Hunter R. Hollar

/s/ Pamela A. Little*                              Director                              November 29, 2005
---------------------
Pamela A. Little

/s/ Charles F. Mess*                               Director                             November 29, 2005
--------------------
Charles F. Mess

/s/ Robert L. Mitchell*                            Director                             November 29, 2005
-----------------------
Robert L. Mitchell

/s/ Robert L. Orndorff, Jr.*                       Director                             November 29, 2005
----------------------------
Robert L. Orndorff, Jr.

/s/ David E. Rippeon*                              Director                             November 29, 2005
---------------------
David E. Rippeon

/s/ Craig A. Ruppert*                              Director                             November 29, 2005
---------------------
Craig A. Ruppert

/s/ Lewis R. Schumann*                             Director                             November 29, 2005
----------------------
Lewis R. Schumann

/s/ W. Drew Stabler*                               Director, Chairman of the            November 29, 2005
--------------------                               Board
W. Drew Stabler


/s/ Philip J. Mantua                               Executive Vice President and         November 29, 2005
--------------------                               Chief Financial Officer
Philip J. Mantua

*By:  /s/Theresa A. Cornish
      ---------------------
      Theresa A. Cornish
      Attorney in Fact